EXHIBIT 10.4

SECURITY AGREEMENT

This SECURITY AGREEMENT (as amended, modified or otherwise supplemented from time to time, this “Agreement”), dated and effective as of the 6th day of September, 2017, is made by PhytaTech CO, LLC, a Colorado limited liability company (“Debtor”) in favor of EVIO, Inc., a Colorado corporation (“Secured Party”).

RECITALS

A. Secured Party has agreed to issue the New PalliaTech Note to PalliaTech, Inc., a Delaware corproration (“PalliaTech”) and receive the PhytaTech Note pursuant to that certain Transfer Agreement, of even date herewith by and among Secured Party, Debtor and PalliaTech (the “Transfer Agreement”).

B. In connection with acceptance of the PhytaTech Note, Secured Party requires that it be granted, and Debtor has agreed to grant to Secured Party, a security interest in the (i) all of the non-marijuana inventory, equipment, products and accounts receivable of Debtor and all other personal property of Debtor, and (ii) the proceeds (whether cash or non-cash) to be paid and payable to Debtor upon any assignment or other transfer of any right, title or interest of Debtor in any of the items of personal property whether now existing or hereafter acquired or arising (the “Collateral”). Any and all property or other assets of Debtor which may not be collateralized pursuant to applicable Colorado Marijuana Enforcement Department and/or Denver, Colorado licensing authority, as amended from time to time, including but not limited to any marijuana or marijuana products, shall expressly be excluded from the Collateral.

NOW, THEREFORE, in order to induce Secured Party to accept the PhytaTech Note, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby represents, warrants, covenants, grants and agrees as follows:

AGREEMENT

1. Incorporation of Recitals; Capitalized Terms. The recitals set forth hereinabove are incorporated herein by this reference. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Transfer Agreement. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Definitions.

(a) “Collateral” has the meaning given to that term in the Recital B hereof.

(b) “Lien” means any mortgage, deed of trust, lien, pledge, security interest or other charge or encumbrance, of any kind whatsoever, including but not limited to the interest of the lessor or titleholder under any capitalized lease, title retention contract or similar agreement.

(c) “Obligation” means the then outstanding principal amount due under the Note plus all accrued unpaid interest thereon.

(d) “UCC” means the Uniform Commercial Code as in effect in the State of Colorado from time to time.

1

3. Security Interest.

(a) Debtor hereby grants to Secured Party a security interest: (a) in the Collateral; and (b) in all proceeds thereof.

(b) Debtor hereby authorizes Secured Party to file appropriate UCC or other financing statements, all continuation, amendments and modification filings related thereto and any other filings or recordings Secured Party deems necessary or appropriate with respect to the Collateral and Secured Party’s interest therein. Secured Party may, in its discretion, describe the Collateral as “all assets” or “all personal property.”

(c) The security interest granted to Secured Party hereunder shall secure the Obligation and shall be a first priority security interest in the Collateral.

4. Debtor’s Representations, Warranties, Covenants and Agreements. Debtor hereby represents and warrants to Secured Party, and covenants and agrees, that:

(a) Debtor is the owner of (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and that no other person or entity has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral.

(b) Upon the filing of UCC-l financing statements in the appropriate filing offices, Secured Party has (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing.

(c) This Agreement (i) has been duly authorized by all necessary corporate action of Debtor, (ii) has been duly executed by Debtor, and (iii) constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

(d) Debtor’s place of business (or, if Debtor has more than one place of business, its principal executive office) is located at 62930 O. B. Riley Road, Suite 300, Bend, Oregon 97703. Debtor’s true legal name is, and has been since its formation, as set forth in the preamble to this Agreement. Debtor’s jurisdiction of formation is and has been, as set forth in the preamble to this Agreement. Debtor does not do business under any trade name or fictitious business name and has never used any other trade name or fictitious business name. Debtor will notify Secured Party, in writing, within at least thirty (30) days of any change in its place of business or jurisdiction of formation or the adoption or change of its legal name, any trade name or fictitious business name, and will upon request of Secured Party, execute or authenticate any additional financing statements or other certificates or records necessary to reflect any change in its place of business or jurisdiction of formation or the adoption or change in its legal name, trade names or fictitious business name.

2

5. Protection of Collateral by Debtor.

(a) Debtor will not, without the prior written consent of Secured Party, sell, transfer or dispose of any Collateral except for sales of inventory, licenses or sublicenses of intellectual property to customers in the ordinary course of Debtor’s business. Debtor shall keep the Collateral free from any and all Liens. Debtor shall, at its own expense, appear in and defend any and all actions and proceedings which purport to affect title to the Collateral, or any part thereof, or which purport to affect the security interest of Secured Party therein under this Agreement.

(b) Debtor will keep the Collateral current, collected and/or in good condition and repair, and will not misuse, abuse, allow to deteriorate, waste or destroy the Collateral or any part thereof, except for ordinary wear and tear resulting from its normal and expected use in Debtor’s business and will not use or permit any Collateral to be used in violation in any material respect of any applicable law, rule or regulation, or in violation of any policy of insurance covering the Collateral. Secured Party may examine and inspect the Collateral at any reasonable time, wherever located. Debtor shall perform, observe, and comply in all material respects with all of the material terms and provisions to be performed, observed or complied with by it under each contract, agreement or obligation relating to the Collateral.

(c) Debtor, in a timely manner, will execute or otherwise authenticate, or obtain, any document or other record, give any notices, do all other acts, and pay all costs associated with the foregoing, that Secured Party determines is reasonably necessary to protect the Collateral against rights, claims or interests of third parties, or otherwise to preserve the Collateral as security hereunder.

(d) Debtor shall promptly notify Secured Party of any claim against the Collateral adverse to the interest of Secured Party therein.

(e) Debtor shall promptly pay when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral.

6. Further Acts of Debtor. Debtor shall, at the request of Secured Party, execute or otherwise authenticate and deliver to Secured Party any financing statements, financing statement changes and any and all additional instruments, documents and other records, and Debtor shall perform all actions, that from time to time Secured Party may reasonably deem necessary or desirable to carry into effect the provisions of this Agreement or to establish or maintain a perfected security interest in the Collateral having the priority provided for herein or otherwise to protect Secured Party’s interest in the Collateral.

7. Effect of Additional Security. If the performance of all or any portion of the Obligation shall at any time be secured by any other collateral, the exercise by Secured Party, in the event of a default in the performance of any such obligation, of any right or remedy under any agreement or other record granting a Lien on or security interest in such collateral shall not be construed as or deemed to be a waiver of, or limitation upon, the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement or under any other such agreement or record.

8. Default. Upon the failure to comply with the terms and conditions of any Loan Document and the continuance thereof beyond any applicable cure periods under the Loan Documents (a “Default”), Secured Party shall have all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) or, to the extent required by applicable law, the Uniform Commercial Code as in effect in the jurisdiction where Secured Party enforces such rights and remedies.

3

9. No Implied Waivers. No delay or omission on the part of Secured Party in exercising any right or remedy created by, connected with or provided for in this Agreement or arising from any default by Debtor or by any other person or entity the performance of whose obligations is secured hereby, shall be construed as or be deemed to be an acquiescence in or a waiver of such default or a waiver of or limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement. No waiver of any breach of any of the covenants or conditions in this Agreement shall be deemed to be a waiver of or acquiescence in or consent to any previous or subsequent breach of the same or any other covenant or condition.

10. Entire Agreement. This Agreement, together with the Transfer Agreement and the Note, contain the entire understanding and agreement of Debtor and Secured Party with respect to the subject matter hereof and may not be altered or amended in any way except by a written agreement signed by the parties. No provision of this Agreement or right of Secured Party hereunder can be waived, nor shall Debtor be released from its obligations hereunder, except by a writing duly executed by Secured Party.

11. Transfer of Indebtedness. Upon the transfer by Secured Party of all or any portion of the indebtedness secured hereby, Secured Party may transfer therewith all or any portion of the security interest created hereunder, but Secured Party shall retain all of its rights hereunder with respect to any part of such indebtedness and any part of its security interest hereunder not so transferred.

12. Term; Binding Effect. This Agreement shall be and remain in full force and effect until the Obligation has been fully performed and paid. Upon expiration and payment or conversion in full of the Obligation, this Agreement shall automatically terminate and Debtor shall be permitted to file or cause Secured Party to file one or more UCC termination statements with respect to the Collateral. Each of the provisions hereof shall be binding upon Debtor and its legal representatives, successors and assigns and shall inure to the benefit of Secured Party and its legal representatives, successors and assigns.

13. Rules of Construction. Terms used in the singular shall apply to the plural, and vice versa, as the context requires; likewise masculine, feminine and neuter genders shall be interchangeable as the context requires. The use of the disjunctive term “or” does not imply an exclusion of the conjunctive, i.e., “or” shall have the same meaning as the expression “and/or.” “Including” shall not be limiting. Headings and section titles are for convenience of reference only and are not substantive parts of this Agreement, and shall not be given effect in construing the provisions of this Agreement. Each reference to a Loan Document shall mean such Loan Document as from time to time extended, modified, renewed, restated, reaffirmed, supplemented or amended.

14. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

16. Governing Law and Jurisdiction. This Agreement shall be deemed to be executed and delivered in the State of Colorado. Each of Debtor and Secured Party: (i) agrees that this Agreement shall be construed according to and governed by the laws of the State of Colorado, without regard to principles of conflicts of law (except to the extent governed by the UCC); (ii) consents to personal jurisdiction in the State of Colorado in the state and United States courts in the City of Denver, Colorado; and (iii) consents to venue in the City of Denver, Colorado, for all actions and proceedings with respect to this Agreement, the Transfer Agreement and the Note, and waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 16.

4

IN WITNESS WHEREOF, the undersigned has executed this Security Agreement as of the day and year first hereinabove written.

DEBTOR: PHYTATECH CO, LLC, A Colorado limited liability company

By:	/s/ Robert Howland
Robert Howland, Member

Accepted and Agreed: SECURED PARTY: EVIO, INC.

By:	/s/ William Waldrop
William Waldrop, Authorized Signatory

5